UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2016

NBT BANCORP INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14703	16-1268674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 South Broad Street, Norwich, New York	13815
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (607) 337-2265

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2016, the Board of Directors (the “Board”) of NBT Bancorp Inc. (the “Company”) appointed Martin A. Dietrich, the Company’s President and Chief Executive Officer, as Chairman of the Board.  Also on such date, Mr. Dietrich announced his intention to retire from active employment in December 2016 and the Board approved a succession plan pursuant to which John H. Watt, Jr. will become the President and Chief Executive Officer of the Company effective upon Mr. Dietrich’s retirement.

Under the succession plan, the Board appointed Mr. Watt as President of NBT Bank, N.A., effective immediately.  Mr. Dietrich will continue in the role of Chief Executive Officer of NBT Bank until his retirement, at which time Mr. Watt will become President and Chief Executive Officer of both the Company and NBT Bank.

On May 3, 2016, the Board also expanded the responsibilities of Timothy L. Brenner, the Executive Vice President, President of Wealth Management of the Company, to include oversight of all non-bank business, including wealth management and financial services, NBT’s 401(K) plan recordkeeping firm, EPIC Advisors, Inc., and NBT-Mang Insurance Agency.  The Board also promoted Matthew K. Durkee to the position of Executive Vice President, President of New England, and Joseph R. Stagliano to the position of Executive Vice President, Operations and Retail Banking.

As compensation in connection with their new roles, Mr. Watt will receive an increase in base pay to $450,000 and be eligible for additional incentive bonus amounts appropriate for his new position and reimbursement of certain relocation expenses, and Mr. Brenner will receive will receive an increase in base pay to $365,000, a one-time award of 15,000 restricted stock units subject to five-year cliff vesting, and a one-time deferred compensation contribution of $50,000.  Michael J. Chewens, the Executive Vice President, Chief Financial Officer of the Company, was also awarded a one-time award of 10,000 restricted stock units subject to three-year cliff vesting.

There have been no transactions involving Messrs. Dietrich, Watt, Brenner, Durkee, Stagliano, or Chewens that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointments described above is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated May 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NBT BANCORP INC.

Date: May 4, 2016	By:	/s/ F. Sheldon Prentice
F. Sheldon Prentice
Executive Vice President, General Counsel &
Corporate Secretary